Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116837 on Form S-8 and Registration Statement Nos. 333-126312, 333-126573, 333-127464 and 333-133353 on Form S-3 of Strategic Hotels & Resorts, Inc. of our report dated February 24, 2006, relating to the consolidated financial statements of SHC Prague InterContinental B.V. appearing in this Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc. for the year ended December 31, 2006.

/s/    Deloitte s.r.o.

Prague, Czech Republic

February 28, 2007